Delaware Page 1 The First State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “LENNAR CORPORATION” AS RECEIVED AND FILED IN THIS OFFICE. THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED: RESTATED CERTIFICATE, FILED THE SIXTEENTH DAY OF JANUARY, A.D. 2015, AT 11:39 O`CLOCK A.M. CERTIFICATE OF AMENDMENT, FILED THE TWELFTH DAY OF FEBRUARY, A.D. 2018, AT 11:21 O`CLOCK A.M. 2272968 8100X Authentication: 202222619 SR# 20200411591 Date: 01-21-20 You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF "LENNAR CORPORATION" AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE SIXTEENTH DAY OF JANUARY, A.D. 2015, AT 11:39 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWELFTH DAY OF FEBRUARY, A.D. 2018, AT 11:21 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

2272968 8100X
SR# 20200411591

Authentication: 202222619
Date: 01-21-20

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:09 PM 01/16/2015
FILED 11:39 AM 01/16/2015
SRV 150061658 - 2272968 FILE

RESTATED CERTIFICATE OF INCORPORATION
OF
LENNAR CORPORATION

1. The Corporation's present name is Lennar Corporation. The Corporation was originally incorporated under the name Pacific Classic Corporation on September 6, 1991.

2. This restated Certificate of Incorporation was adopted by the Board of Directors of the Corporation on January 14, 2015 in accordance with Section 245 of the Delaware General Corporation Law.

3. This restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this restated Certificate of Incorporation.

4. The effective time of this restated Certificate of Incorporation will be the time when it is filed with the Secretary of State of the State of Delaware.

5. The Corporation's Certificate of Incorporation at the effective time of this restated Certificate of Incorporation is as follows:

ARTICLE I.
NAME

The name of this Corporation shall be Lennar Corporation.

ARTICLE II.
REGISTERED OFFICE AND REGISTERED AGENT

The name and address of this Corporation's registered agent in the State of Delaware, County of New Castle, is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware.

ARTICLE III.
NATURE OF BUSINESS

The general nature of the business and activities to be transacted and carried on by this Corporation are as follows:

(a) To purchase or otherwise acquire, or obtain the use of and to hold, own, maintain, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of or turn to account lands and leaseholds and any interest, estates and rights in real property and any personal or mixed property, and any rights, licenses and privileges appurtenant to such property; to erect, construct, make, improve and operate or aid or subscribe toward the erection, construction, making, improvement and operation

of any and all plants, factories, buildings, warehouses, agencies, depots, offices, houses, equipment and facilities whatsoever in connection with its property or which may appertain to or appear necessary, useful, convenient or appropriate in connection with any of its business or the business of any corporation, association, co-partnership or individual in which the Corporation shall be in any manner interested.

(b) To acquire by purchase, gift, devise, bequest or otherwise, to manufacture or construct, to own, use, hold and develop, to dispose of by sale, exchange or otherwise, to lease, mortgage, pledge, assign and generally to deal in and with real and personal property of every sort and description, services, goodwill, franchises, inventions, patents, copyrights, trademarks, trade names and licenses, and interests of any sort in any such property.

(c) To enter into and perform contracts of every sort and description, with any person, firm, association, corporation, municipality, county, state, nation or other body politic, or with any colony, dependency or agency of any of the foregoing.

(d) To issue, execute, deliver, endorse, buy, sell, draw, accept and discount notes, drafts, letters of credit, checks and other bills of exchange and other evidences of indebtedness.

(e) To borrow money, to lend money and extend credit, without limit in either case as to amount, in such amounts as the Board of Directors may from time to time determine, to guarantee and act as surety with respect to the debts of any other person, firm, association or corporation without regard to the interest of this Corporation in any debt so guaranteed or assured or in such other person, firm, association or corporation; and to secure any direct or contingent indebtedness of the Corporation by the execution and delivery of mortgages, pledges, assignments, transfers in trust or other instruments appropriate for encumbering any or all of the property of the Corporation, or any interest therein.

(f) To acquire, by purchase, merger or otherwise, all or any part of the goodwill, rights, property and business of any person, firm, association or corporation, in connection therewith to assume liabilities of any person, firm, association, or corporation, and, in consideration of any such acquisition, to pay cash, to deliver stock, bonds, other securities, or property of any other kind.

(g) To issue, execute, deliver, guarantee, endorse, purchase, hold, sell, transfer, mortgage, pledge, assign and otherwise deal in and with shares of capital stock, bonds, debentures, other evidences of indebtedness and any and all other securities of any description created, issued or delivered by this Corporation or by any other corporation, association, person or firm of the State of Delaware or of any other state or nation, and, while owner thereof, to exercise, to the extent permitted by law, all the rights, powers and privileges of ownership including, without limitation, the right to vote stock or other securities having voting rights as attributes.

(h) In general, to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

(i) To perform every act necessary or proper for the accomplishment of the objects and purposes enumerated or for the protection and benefit of the Corporation.

(j) The objects and purposes specified in the foregoing clauses of this Article shall, unless

expressly limited, not be limited or restricted by reference to, or inference from, any provision in this or any other Article of this Certificate of Incorporation, shall be regarded as independent objects and purposes and shall be construed as powers as well as objects and purposes.

ARTICLE IV.
STOCK

The total authorized number of shares of stock of the Corporation is 490,500,000 shares. Of these, 300,000,000 shares are classified as Class A Common Stock, par value $.10 per share, 90,000,000 shares are classified as Class B Common Stock, par value $.10 per share, 100,000,000 shares are classified as Participating Preferred Stock, par value $.10 per share, and 500,000 shares are classified as Preferred Stock, par value $10.00 per share. As used in this Certificate of Incorporation, the term "Class A Common Stock " refers to Class A Common Stock, par value $.10 per share, and includes shares that before April 9, 2003 were referred to as "Common Stock;" the term "Class B Common Stock" refers to Class B Common Stock, par value $.10 per share; the term "Common Stock" without specification of a class refers to the Class A Common Stock and the Class B Common Stock together; the term "Participating Preferred Stock" refers to Participating Preferred Stock, par value $.10 per share; and the term "Preferred Stock" refers to Preferred Stock, par value $10 per share, and does not include Participating Preferred Stock.

The description of the classes of stock and the relative rights, voting power, preferences and restrictions of the shares of each class which are fixed by the Certificate of Incorporation and the express grant of authority to the Board of Directors of the Corporation (hereinafter referred to as the "Board of Directors") to fix by resolution or resolutions the dividend rate, the redemption price, the liquidation price, the conversion rights, if any, and the sinking or purchase fund rights of shares of any class or of any series of any class or the number of shares constituting any series of any class are as follows:

Preferred Stock

(a) The 500,000 shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such relative rights, voting power, preferences and restrictions as are stated herein and in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors as hereinafter provided.

(b) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article, to authorize from time to time the issuance of one or more series of Preferred Stock, and with respect to each series to fix or alter from time to time as to shares then unallotted, by resolution or resolutions providing for the issuance of such series:

(1) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

(2) The dividend rate or rates to which shares of such series shall be entitled; the restrictions, conditions and limitations upon the payment of such dividends; whether such dividends shall be cumulative and, if cumulative, the date or dates from which such dividends shall be cumulative

and the dates on which such dividends if declared shall be payable;

(3) The manner of selecting shares for redemption, the redemption price and the manner of redemption and the effect thereof;

(4) The amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the Corporation, which amount may vary at different dates and may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary;

(5) The obligation, if any, of the Corporation to maintain a purchase, retirement or sinking fund for shares of such series and the provisions with respect thereto;

(6) The terms and conditions of the rights, if any, of the holders of such series to convert such shares into shares of a class of Common Stock, into shares of Participating Preferred Stock or into shares of another class or series of Preferred Stock;

(7) The terms and conditions of the rights, if any, of the holders of shares of such series to vote such shares;

(8) Any other rights, preferences, powers and restrictions not inconsistent with applicable law or the provisions hereof.

(c) All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. All series of Preferred Stock shall be of equal rank and be identical in all respects, except as permitted by paragraph (b) of this provision regarding Preferred Stock.

(d) The holders of the Preferred Stock of each series shall be entitled to receive such dividends in cash, when and as declared by the Board of Directors, to be paid out of earned surplus or out of paid-in surplus or out of net earnings legally available for the payment thereof, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series, payable on such dates as may be fixed in such resolution or resolutions. No dividends, whether in cash or property, shall be paid or declared, nor shall any distribution be made, in any year on any class of Common Stock unless and until the full dividends on the Preferred Stock of all series required to be paid in that year have been paid or declared but not paid, and if declared but not paid, unless a sum sufficient for the payment thereof has been set apart. In addition so long as there shall be outstanding any shares of Preferred Stock of any series entitled to cumulative dividends pursuant to the resolution or resolutions providing for the issuance of such series, no dividends, whether in cash or property, shall be paid, nor shall any distribution be made on any class of Common Stock, nor shall any shares of any class of Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, unless and until the full cumulative dividends on the Preferred Stock of all series entitled to cumulative dividends for all past dividend periods shall have been paid or declared, and if declared but not paid, unless a sum sufficient for the payment thereof has been set apart, and the Corporation shall have set aside all amounts, if any, theretofore required to be set aside as and for a purchase, retirement or sinking fund, if any, for the Preferred Stock of all series for the then current year and all defaults, if any, in complying with any such purchase, retirement or sinking fund requirements in respect of previous years shall have been made good. The foregoing provisions of this Paragraph shall not, however, apply to a dividend payable in Participating Preferred Stock or in one or

more classes of Common Stock or to the acquisition of shares of any class of Common Stock in exchange for, or through application of the proceeds of the sale of, shares of any class of Common Stock. Accruals of dividends shall not bear interest.

(e) The holders of the Preferred Stock of each series shall be entitled in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to be paid as a liquidating dividend, before any distribution or payment is made to the holders of Participating Preferred Stock or any class of Common Stock, the amount per share provided for in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series. When such payments shall have been made in full to the holders of the Preferred Stock, they shall have no further rights in respect of their shares or the assets of the Corporation. If upon any liquidation or dissolution or winding up of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the shares of Preferred Stock of each series shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable in respect of the Preferred Stock of that series were paid in full. Neither the statutory merger nor consolidation of the Corporation into or with any other corporation, nor the statutory merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation shall be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

(f) The Corporation at the option of the Board of Directors may at any time redeem the whole or from time to time may redeem any part of any series of Preferred Stock for the consideration provided in and in accordance with the terms and conditions of the resolution or resolutions of the Board of Directors authorizing such series.

(g) At all meetings of stockholders of the Corporation, each holder of record of Preferred Stock shall have such voting rights, if any, as may be provided in resolutions adopted by the Board of Directors providing for the issuance of each series.

Participating Preferred Stock

(a) *Voting Rights and Powers.*

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, (1) the holders of the outstanding shares of Participating Preferred Stock, the holders of the outstanding shares of Class A Common Stock and the holders of the outstanding shares of Class B Common Stock will vote together without regard to class, and (2) each holder of record of Participating Preferred Stock will be entitled to one vote for each share of Participating Preferred Stock held in the holder's name, except that (i) any amendment to this Certificate of Incorporation (except an amendment described in paragraph (c) of the section captioned "Class A Common Stock and Class B Common Stock") which would change the number of authorized shares, the par value or the voting rights of, the restriction on dividends upon, or any other provision of this Certificate of Incorporation relating to, any class of Common Stock or the Participating Preferred Stock, in addition to being adopted as required by law, must be approved by the affirmative vote of a majority of the shares of Participating Preferred Stock and Class A Common Stock, voting together without regard to class, which are voted with regard to the amendment and (ii) in addition to any other vote required by this Certificate of Incorporation, the Corporation's by-laws, any rule of any securities

exchange or otherwise, any merger, consolidation or other business combination involving the Corporation that is submitted for approval of the Corporation's stockholders (x) will require the affirmative vote of a majority of the shares of Participating Preferred Stock which are voted with regard to the transaction, unless the type and amount of the consideration received by the holder of a share of Participating Preferred Stock in the transaction is the same as that received by the holder of a share of Class A Common Stock and (y) will require the affirmative vote of a majority of the shares of Participating Preferred Stock and Class A Common Stock, voting together without regard to class, which are voted with regard to the transaction, unless the type and amount of the consideration received by the holder of a share of Participating Preferred Stock in the transaction is the same as that received by the holder of a share of Class B Common Stock; provided however, that if stockholders are given the right to elect among different kinds of consideration in a business combination, the holder of a share of Participating Preferred Stock, Class A Common Stock or Class B Common Stock will be deemed to receive the same type and amount of consideration as the holder of a share of stock of another class if the holder of a share of Participating Preferred Stock, Class A Common Stock or Class B Common Stock is given the same rights of election (including without limitation proration rights) as the holder of a share of stock of the other class.

(b) *Dividends and Distributions.*

(1) *Cash Dividends.* No cash dividends may be paid in a calendar year with regard to a share of any class of Common Stock until cash dividends totaling $0.0125 per share have been paid, or declared and set aside for payment, in that year with regard to each outstanding share of Participating Preferred Stock. After dividends totaling $0.0125 per share have been paid, or declared and set aside for payment, in a calendar year with regard to each outstanding share of Participating Preferred Stock, no further cash dividends may be paid in that year with regard to a share of Participating Preferred Stock until dividends totaling $0.0125 per share have been paid, or declared and set aside for payment, in that year with regard to each outstanding share of Class A Common Stock. Any dividends in excess of $0.0125 per share paid in a calendar year to the holders of the Participating Preferred Stock or the holders of the Class A Common Stock will be paid with regard to the shares of both those classes on an equal per share basis without regard to class.

(2) *Other Dividends and Distributions.* Each dividend or distribution made to the holders of the Participating Preferred Stock or either class of Common Stock, other than cash dividends or distributions upon liquidation of the Corporation, will be distributable to the holders of the Participating Preferred Stock, the Class A Common Stock and the Class B Common Stock without regard to class, except that in the case of dividends or other distributions payable in stock of the Corporation other than Preferred Stock, the Board of Directors may determine that the stock distributed with respect to the Participating Preferred Stock will be additional shares of Participating Preferred Stock, the stock distributed with regard to the Class A Common Stock will be additional shares of Class A Common Stock and the stock distributed with regard to the Class B Common Stock will be additional shares of Class B Common Stock.

(c) *Stock Splits, Stock Dividends and Share Consolidations.*

The Corporation may not (i) pay a dividend with regard to its Participating Preferred Stock in additional shares of Participating Preferred Stock, or divide or consolidate its outstanding Participating Preferred Stock into a greater or lesser number of shares, unless it pays the same per share dividend with regard to its Class A Common Stock (but payable in additional shares of Common Stock of either

class instead of additional shares of Participating Preferred Stock) or divides or consolidates its outstanding Class A Common Stock in the same manner in which it divides or consolidates its Participating Preferred Stock or (ii) pay a dividend with regard to its Class A Common Stock in additional shares of Class A Common Stock, or divide or consolidate its outstanding Class A Common Stock into a greater or lesser number of shares, unless it pays the same per share dividend with regard to its Participating Preferred Stock (but payable in additional shares of Participating Preferred Stock instead of additional shares of Common Stock) or divides or consolidates its outstanding Participating Preferred Stock in the same manner in which it divides or consolidates its Class A Common Stock.

(d) *Liquidation.*

No assets of the Corporation may be distributed upon liquidation of the Corporation to the holders of shares of Class A Common Stock or Class B Common Stock until the holders of the Participating Preferred Stock have received liquidating distributions totaling $10.00 per share. When the holders of the Participating Preferred Stock have received liquidating distributions totaling $10.00 per share, no further assets of the Corporation may be distributed to the holders of the Participating Preferred Stock upon liquidation of the Corporation until the holders of the Class A Common Stock have received liquidating distributions totaling $10.00 per share. Any liquidating distributions in excess of $10.00 per share to the holders of the Participating Preferred Stock or the holders of the Class A Common Stock will be made to the holders of both those classes and of the Class B Common Stock on an equal per share basis without regard to class. If assets distributed upon liquidation of the Corporation are other than cash, the amount distributed to the holders of the Participating Preferred Stock, the Class A Common Stock and the Class B Common Stock will include the value of the non-cash assets as determined in good faith by the Board of Directors of the Corporation.

(e) *Other Rights.*

Except as otherwise provided in this Certificate of Incorporation or provided by law, each share of Participating Preferred Stock and each share of Class A Common Stock will have identical rights, powers, preferences and restrictions, and copies of all reports and other communications which are sent by the Corporation to the holders of the Class A Common Stock must also be sent to the holders of the Participating Preferred Stock.

Class A Common Stock and Class B Common Stock

(a) *Voting Rights and Powers.*

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, (1) the holders of the outstanding shares of Class A Common Stock, the holders of the outstanding shares of Class B Common Stock and the holders of the outstanding shares of Participating Preferred Stock will vote together without regard to class, (2) each holder of record of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock held in the holder's name, and (3) each holder of record of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock held in the holder's name, except that (i) any amendment to this Certificate of Incorporation (except an amendment described in paragraph (c)) which would change the number of authorized shares, the par value or the voting rights of, the restriction on dividends upon, or any other provision of this Certificate of Incorporation relating to, the Class A Common Stock, the Class B Common Stock or the Participating Preferred Stock, in addition to being

adopted by the holders of a majority in voting power of the outstanding shares of Class A Common Stock, Class B Common Stock and Participating Preferred Stock voting together without regard to class, must be approved by holders of a majority of the shares of Class A Common Stock and Participating Preferred Stock, voting together without regard to class, which are voted with regard to the amendment; and (ii) in addition to any other vote required by this Certificate of Incorporation, the Corporation's by-laws, by any rule of any securities exchange or otherwise, any merger, consolidation or other business combination involving the Corporation that is submitted for approval of the Corporation's stockholders (x) will require the affirmative vote of a majority of the issued and outstanding shares of Class A Common Stock which are voted with regard to the transaction, unless the type and amount of the consideration received by the holder of a share of Class A Common Stock in the transaction is the same as that received by the holder of a share of Participating Preferred Stock, and (y) will require the affirmative vote of a majority of the outstanding Participating Preferred Stock and the outstanding Class A Common Stock, voting together without regard to class, unless the type and amount of consideration received by the holder of a share of Class A Common Stock in the transaction is the same as that received by the holder of a share of Class B Common Stock; provided, however that if stockholders are given the right to elect among different kinds of consideration in a business combination, the holder of a share of Participating Preferred Stock, Class A Common Stock or Class B Common Stock will be deemed to receive the same type and amount of consideration as the holder of a share of stock of another class if the holder of the share of Participating Preferred Stock, Class A Common Stock or Class B Common Stock is given the same rights of election (including without limitation proration rights) as the holder of a share of stock of the other class.

(b) *Dividends and Distributions.*

Each dividend or distribution made to the holders of the Class A Common Stock or the Class B Common Stock in cash or otherwise will be distributable to the holders of the Class A Common Stock and Class B Common Stock without regard to class, except that in the case of dividends or other distributions payable in stock of the Corporation other than Preferred Stock, the Board of Directors may determine that the stock distributed with respect to the Class A Common Stock will be additional shares of Class A Common Stock and the stock distributed with respect to the Class B Common Stock will be additional shares of Class B Common Stock.

(c) *Termination of Class Rights and Powers.*

If at any time (i) the number of outstanding shares of Class B Common Stock is less than 10% of the number of outstanding shares of Class A Common Stock and Class B Common Stock taken together, or (ii) the holders of a majority of the outstanding shares of Class B Common Stock vote to cause all the Class B Common Stock to be converted into Class A Common Stock, the Class B Common Stock will automatically be converted into, and become for all purposes, shares of Class A Common Stock, and the Corporation will no longer be authorized to issue Class B Common Stock. When the Class B Common Stock is converted into Class A Common Stock as provided in this paragraph, the name of the Class A Common Stock will automatically be changed to "Common Stock," the number of shares of the renamed Common Stock the Corporation is authorized to issue will automatically be changed to 390,000,000 shares and the Corporation will file with the Secretary of State of Delaware a Certificate of Amendment or Restated Certificate of Incorporation reflecting these changes. After the Class B Common Stock is converted into Class A Common Stock as provided in this paragraph, the Company may issue certificates which represent Class A Common Stock (renamed Common Stock) in exchange for certificates which represented Class B Common Stock. However, the automatic conversion of Class B

Common Stock into Common Stock will be effective whether or not certificates are exchanged and each certificate that represented shares of Class B Common Stock will automatically represent the same number of shares of Class A Common Stock (renamed Common Stock).

(d) *Other Rights.*

Except as otherwise provided in this Certificate of Incorporation, or provided by law, each share of Class A Common Stock and each share of Class B Common Stock will have identical powers, preferences and rights, including rights in liquidation, and copies of all reports and other communications which are sent by the Corporation to the holders of the Class A Common Stock or the Class B Common Stock must also be sent to the holders of the other class of Common Stock."

ARTICLE V.
NUMBER OF DIRECTORS

The business of this corporation shall be managed by a board of directors consisting of not fewer than three, and not more than fifteen, persons, the exact number to be determined from time to time in accordance with the By-Laws. The directors will serve for a term of one year, and until their successors are elected and qualified, or with regard to any director until that director's earlier death or resignation. If there is a vacancy, including a vacancy because of a newly created directorship, the person elected to fill that vacancy will serve until the next annual meeting of stockholders and until that person's successor is elected and qualified.

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the preceding sentence, a director of the Corporation shall not be liable to the fullest extent permitted by any amendment to the Delaware General Corporation Law hereafter enacted that further limits the liability of a director.

ARTICLE VI.
OFFICERS

The Corporation shall have a President, a Vice-President, a Secretary and a Treasurer, and may have such other officers and agents as are prescribed by the By-Laws or determined by the Board of Directors. A person may hold more than one office except that the President may not also be the Secretary or an Assistant Secretary.

ARTICLE VII.
BY-LAWS

The Board of Directors shall adopt By-Laws for the Corporation. The By-Laws may be amended, altered or repealed by the stockholders or Directors in any manner permitted by the By-Laws.

ARTICLE VIII.
AMENDMENT

The Certificate of Incorporation may be amended in any manner now or hereafter provided for by law and all rights conferred upon stockholders hereunder are granted subject to this reservation.

ARTICLE IX.
TRANSACTIONS IN WHICH DIRECTORS OR OFFICERS ARE INTERESTED

(a) No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

(b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE X.
INDEMNIFICATION OF DIRECTORS AND OFFICERS

(a) The Corporation shall indemnify any person who is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea

of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under Sections (a) and (b) of this Article (unless ordered by a Court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested Directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (3) by the Stockholders.

(e) Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section (d) of this Article upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

(f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

Signed on January 14, 2015

Mark Sustana
Secretary

CERTIFICATE OF AMENDMENT TO
THE RESTATED CERTIFICATE OF INCORPORATION
OF
LENNAR CORPORATION

**Pursuant to Section 242 of the
General Corporation Law of the State of Delaware**

Lennar Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "**Corporation**"), does hereby certify that:

The Board of Directors of the Corporation (the "**Board of Directors**"), pursuant to Section 242 of the Delaware General Corporation Law ("**DGCL**"), has duly adopted a resolution setting forth the following amendment (the "**Amendment**") to the Corporation's restated certificate of incorporation as currently in effect (the "**Certificate of Incorporation**") and declaring the Amendment to be advisable, and the stockholders of the Corporation have duly approved and adopted the Amendment at a special meeting of stockholders duly called and held in accordance with Section 222 and Section 242 of the DGCL.

In order to effect the Amendment, the first paragraph of ARTICLE IV of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

> The total authorized number of shares of stock of the Corporation is 590,500,000 shares. Of these, 400,000,000 shares are classified as Class A Common Stock, par value $.10 per share, 90,000,000 shares are classified as Class B Common Stock, par value $.10 per share, 100,000,000 shares are classified as Participating Preferred Stock, par value $.10 per share, and 500,000 shares are classified as Preferred Stock, par value $10.00 per share. As used in this Certificate of Incorporation, the term "Class A Common Stock " refers to Class A Common Stock, par value $.10 per share, and includes shares that before April 9, 2003 were referred to as "Common Stock;" the term "Class B Common Stock" refers to Class B Common Stock, par value $.10 per share; the term "Common Stock" without specification of a class refers to the Class A Common Stock and the Class B Common Stock together; the term "Participating Preferred Stock" refers to Participating Preferred Stock, par value $.10 per share; and the term "Preferred Stock" refers to Preferred Stock, par value $10 per share, and does not include Participating Preferred Stock.

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State of Delaware
Secretary of State
Division of Corporations
Delivered 11:21 AM 02/12/2018
FILED 11:21 AM 02/12/2018
SR 20180906748 - File Number 2272968

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed by its duly authorized officer on this 12th day of February, 2018.

Mark Sustana
General Counsel and Secretary